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                                                                   Exhibit 10.12


      THIS LEASE AGREEMENT dated as of March 1, 1998 by and between R. P. REALTY COMPANY, a Connecticut General Partnership with a principal place of business in the Town of East Haven and County of New Haven, and State of Connecticut, hereinafter referred to as "Landlord" and MICROPATENT LLC, a Delaware Limited Liability Company, with a principal place of business in the Town of East Haven, County of New Haven and State of Connecticut, hereinafter referred to as "Tenant."

                              W I T N E S S E T H:

      Article I. Demise

            In consideration of the rents, covenants, and agreements hereinafter mentioned, reserved and contained, Landlord does hereby demise and lease unto Tenant, and Tenant does hire and take, in "as is, where is" condition, without any warranties and/or representations whatsoever by Landlord, approximately Ten Thousand Five Hundred Seventy Four and 88/100 (10,574.88) square feet representing a portion of the property identified as 250 Dodge Avenue located in East Haven, Connecticut, more particularly described as portions of Building #2 and Building #3 in the floor plan available at the Landlord's Office (the "premises").

      Article II. Use and Subletting

      1. The premises shall be used for general office operations only.


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      2. The Tenant shall not assign, mortgage or encumber this Lease, nor sublet nor permit the leased property or any part thereof to be used by others, except an affiliated party, without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld. "Affiliated Party" as used herein shall mean any person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the specified person or any entity which merges or consolidates with Tenant or which acquires substantially all of Tenant's assets.

      3. If this Lease is assigned, or if the leased property or any part thereof is sublet, or occupied by anyone other than the Tenant, the Landlord may, after default by the Tenant, collect rent directly from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved. No such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the terms, covenants and conditions of this Lease. The consent by the Landlord to and assignment or subletting shall not be construed to relieve the Tenant from obtaining the consent in writing of the Landlord to any further assignment or subletting.

      Article III. Term, Rental and Option

      1. This Lease shall be for an initial term of Three (3) years and nine (9) months to begin March 1, 1998 and to end


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November 30, 2001 for the annual base rent of Forty Two Thousand Three Hundred and 54/100 ($42,300.54) Dollars; Tenant shall pay common area maintenance charges as provided for below.

      The annual base rent shall be payable in twelve equal monthly installments of Three Thousand Five Hundred Twenty Five and 05/100 ($3,525.05) Dollars each on the first day of each month during said term, in advance, in lawful money of the United States, payable to Landlord, at 41 Washington Street, P.O. Box 120323, East Haven, Connecticut 06512 or to such other persons or places as may, from time to time be otherwise directed by Landlord to Tenant, in writing.

      2. Tenant has deposited with Landlord Five Thousand Three Hundred Fifty-Seven ($5,357.00) Dollars as security for Tenant's full and faithful performance of all of the terms, covenant and conditions of this Lease. Landlord shall pay Tenant interest on said security deposit of three percent (3%) per annum until said security deposit is applied or returned as provided for herein. Such interest shall be payable to the Tenant for the prior calendar year on or about January 31st of each year during the term of this Lease. Tenant can not apply said security deposit to rental payments due hereunder. Landlord shall return said sum, including interest as provided for herein, within ten (10) days after the expiration of this Lease, so long as Tenant has fully and faithfully carried out all of the terms, covenants and conditions of the Lease. Landlord may apply any part of such deposit to cure any of Tenant's defaults. In such event, Tenant


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shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease.

      3. This Lease shall be renewable for one (1) five (5) year term following the expiration of the initial term, provided that Tenant has in all respects fully complied with the terms, covenants and conditions of this Lease. This option shall be exercised only if Landlord receives written notice thereof from Tenant by certified or registered mail addressed to the Landlord at the address provided herein on or before one hundred eighty (180) days prior to the expiration of the initial term granted herein.

      4. The extended period beginning the first day of December, 2001 and terminating the thirtieth day of November, 2006 shall be upon the same terms, covenants and conditions herein contained, except, the annual base rent for said option period, shall be increased by an amount which is the result of multiplying the minimum annual rent for the first five year period of this Lease by a fraction, the denominator of which is the Base Index (hereinafter defined), and the numerator which is the Increase Index (hereinafter defined), so long as greater than zero. The annual base rent, so adjusted, shall be due and payable in twelve equal monthly installments to Landlord in advance commencing on the first day of December, 2001. Landlord, as promptly as practical, shall compute the increase for the extended period and notify the Tenant thereof in writing.


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      "Base Index" for the first year through and including the fifth year of the extended option term shall be the average of the Revised Consumer Price Index - Cities (1967 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor for the calendar year next preceding the commencement date of this Lease.

      "Increase Index" for the first year through and including the fifth year of the extended option term shall be the difference between the Base Index as defined above and the average of the Revised Consumers Price Index Cities (1967 = 100) published by the Bureau of Labor Statistics of the United States Department of Labor for the calendar year next preceding the commencement date of the extended five year option period.

      If publication of said Consumer Price Index shall be discontinued, the parties hereto shall thereafter accept comparable statistics on the cost of living as they shall be computed and published by an agency of the United States or by a reasonable financial periodical of recognized authority, then to be selected by the parties thereto, or if the parties cannot agree upon selection, by arbitration in accordance with the terms set forth below. In the event comparable statistics are used in place of the Revised Consumer Price Index - Cities (1967 = 100) as mentioned above, there shall be made in the method of computation herein provided for such revisions as the circumstances may require to carry out the intent of this provision.


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      Article IV. Common Area Maintenance Charges

      1. The demised premises constitute approximately Ten Thousand Five Hundred Seventy Four and 88/100 (10,574.88) square feet of buildings whose total area is approximately 120,000 square feet. The Tenant shall pay, as additional rent, its proportionate share of all property taxes, sewer assessments and/or insurance premiums currently in force on the property, as well as its proportionate share of any increase in said property taxes, sewer assessments and/or insurance premiums during the term of this Lease. Its proportionate share shall mean the square footage of the demised premises divided by the total square footage of the buildings. The foregoing shall not apply to any increase due to any acts or omissions on the part of Landlord or other tenants of the building. All payments required of Tenant by reason of municipal taxes, sewer assessment and/or insurance premiums shall be paid by Tenant to Landlord as additional rent in twelve (12) equal monthly installments in advance on the first day of each month beginning thirty (30) days after notice of the amount due.

      2. Tenant agrees it shall reimburse Landlord, without limitation, for its proportionate share, as defined above, of Landlord's actual costs of parking lot maintenance and restriping, snow clearance, water and sewer use charges, water sprinkler system, water reporting (alarm) system, grass and shrub care, liability and property insurance, management fees not to exceed five percent (5%) of gross rents, as all those charges relate to the maintenance and upkeep of the common areas. In


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addition, heating and air conditioning charges for the entire 120,000 square foot premises shall be included in Common Area Maintenance Charges.

      3. Tenant agrees that its share of said common area maintenance expenses shall equal Eight and Sixty-Three one hundredths (8.81%) percent of said expenses.

      4. The parties agree that the Tenant's Common Area Maintenance Charges as of the commencement date of this Lease are $0.96 cents per square foot or Ten Thousand One Hundred Fifty-One and 88/100 ($10,151.88) Dollars annually payable as additional rent in advance on the first day of each month in equal monthly installments of Eight Hundred Forty Five and 99/100 ($845.99) Dollars each. Tenant shall pay Common Area Maintenance charges monthly as provided above beginning with the commencement date of this Lease.

      Article V. Utilities

      1. Landlord will furnish such water, at its sole expense, and such heat and air conditioning, the expense of which shall be included in Common Area Maintenance Charges as provided above, as is reasonably necessary for the use and occupancy of the leased premises. It is agreed that the interruption or failure of any such services shall not constitute an eviction or disturbance of Tenant's use and possession of the Lease Premises or a breach by Landlord of any of its obligations hereunder, that Landlord shall not by reason thereof be liable for damages, and Tenant shall not thereby by relieved of any of its obligations hereunder.


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Landlord agrees that it shall in all instances exercise reasonable diligence to restore any service which shall be interrupted.

      2. Tenant shall be solely responsible for and pay for its own electric service.

      3. In the event that any utility service is interrupted or suspended for more than three business days, then Tenant shall be entitled to rent abatement on a daily basis until such time as the interrupted service is restored. Any such rent abatement will be at the rate of 1/365 of the annual rent and Common Area Maintenance Charges. Tenant shall not be entitled to any rent abatement if the service interruption is for a reason which is not attributable to the Landlord, including but not limited to fire, storm, flood, wind, explosion, force majeure, acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the State of Connecticut and/or the United States of America or with any governmental laws, orders, rules and regulations, or by reason of any other cause beyond Landlord's control.

      Article VI. Tenant's Work & Liabilities

      1. The Tenant shall pay for all permit fees relating to any construction to be performed by Tenant.

      2. Tenant shall perform any and all alterations as it shall require in accordance with plans and specifications to be submitted to and approved by the Landlord and the Landlord agrees


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not to unreasonably withhold consent to such improvements and alterations as the
Tenant elects to make.

      3. Tenant may, at its sole expense, place appropriate signage on the exterior facade of the demised premises subject to the Landlord's consent. Before commencing any work under this provision, Tenant shall submit the plans and specifications for any such signage to the Landlord for the Landlord's approval. Tenant shall properly maintain all such signage during the term of this Lease. Upon the termination of this Lease, Tenant shall remove all such signage and repair any damage resulting from the installation, maintenance and removal of the signage.

      4. Any approval or permission required of Landlord pursuant to this Article shall be deemed to be granted, unless Landlord, within fifteen (15) days after receipt of written notice, by certified mail from Tenant describing any items for which Landlord's approval is required, shall formally deny said approval or permission, in writing delivered by certified mail to Tenant. Such approvals shall not be unreasonably withheld.

      5. Tenant agrees to comply promptly with all present and future Federal and State statutes, municipal ordinances and any orders, rules, regulations, recommendations or requirements made, issued or enacted by Federal, State or municipal authorities, or any subdivision thereof, or of the New England Board of Fire Underwriters, or any Board or body exercising functions similar to those now discharged by said Board, relating to the demised premises or the use made thereof.


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      6. The Landlord and the Tenant acknowledged that the demised premises is part of a larger building complex and Tenant agrees that in the event fire and extended coverage insurance maintained by Landlord on the building complex or any fire contents insurance maintained by the Landlord or by other Tenants on contents of the Landlord or other Tenants located in any portion of building are increased as a result of Tenant's occupancy, use of the demised premises or storage of goods or materials, Tenant shall pay such increase upon demand to the Landlord and/or other Tenants as the case may be. The Landlord shall obtain the agreement of all Tenants in the building to this provision.

      7. The Landlord hereby grants permission to the Tenant to install or modify and renovate its floor area at the Tenant's sole cost and expense, subject to the Landlord's approval as provided above. Such work shall be done in accordance with all governmental and insurance underwriting rules, orders and requirements as are above set forth; provided further that the cost thereof shall promptly be paid solely by Tenant and the building of which the demised premises are a part shall be kept free and clear of lien by reason thereof; and that building and structure of which the demised premises are a part shall not be damaged or injured thereby.

      8. The Tenant covenants and agrees to keep the demised premises and all parts thereof, in a clean and sanitary condition, and free from rubbish, trash, any material


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constituting a fire hazard and to keep the sidewalk in front of and adjacent to the demised premises free from snow, ice, slush, dirt, encumbrances of any kind whatsoever.

      9. Tenant shall at all times during the term of the Lease, make repairs and replacements in and to the interior of the demised premises, not including air conditioning, electrical, plumbing, which shall be the sole responsibility of the Landlord. Landlord shall be solely responsible for structural repairs and exterior maintenance of the structure, excepting any renovation to the Tenant's present floor space, but including exterior electrical, plumbing and sewer connections, the roof and exterior walls.

      Article VII. Environmental Matters.

      Tenant represents and covenants as follows:

      1. Tenant shall allow no use or activity on the premises which could cause
(i) the premises or property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise bring the premises within the ambit of the Resource Conservation and Recovery Act of 1976, as the same may be amended from time to time ("RCRA") or any similar state laws, regulations or local ordinances, as they may be amended (ii) a release or threaten release of hazardous waste from the property within the ambit of Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may be amended from time to time ("CERCLA"), or the Toxic Substances Control Act, as the same may be amended from time to time


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("TSCA"), or any other similar state laws, regulations or local ordinances, as they may be amended (iii) the discharge of pollutants or effluents into any water source or systems or the discharge into the air of any emissions which would require a permit under the Federal Water Pollution Act ("FWPA"), or the Clean Air Act, ("CAA"), as they may be amended from time to time, (iv) any claim to arise under the Superfund Amendments and Reauthorization Act, as amended from time to time ("SARA"), or any similar environmental federal or state laws, regulations or local ordinances, as they may be amended.

      2. Tenant shall not cause or suffer to occur a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemicals liquids or solids, liquid or gaseous products or toxic or hazardous wastes (a "spill"), as those terms are used in Chapter 446k of the Connecticut General Statutes revision of 1958, as the same may be amended from time to time (the "Environmental Act"), upon, under or within the premises or the property or any contiguous real estate and Tenant shall not be involved in any activities or operations at or near the premises or property nor shall Tenant allow any substances or conditions in or on the premises or property which could support a claim or cause of action or lead to the imposition on Landlord or any other owner of the premises of liability or the creation of a lien on the premises under RCRA, CERCLA, TSCA, FWPA, CAA, SARA, the Environmental Act or any other federal, state or local environmental laws, regulations or ordinances (collectively, the "Environmental Laws").


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      3. Tenant shall comply strictly and in all respects with the requirements of the Environmental Laws and shall notify Landlord promptly in the event of any spill upon the premises or property, and shall promptly forward to the Landlord copies of all orders, notices, permits, applications or other communications and reports in connection with any such spill or in connection with any other matters relating to the Environmental Laws as they may effect the premises or property.

      4. Tenant does and shall indemnify and hold harmless Landlord, and its successors and assigns forever, from and against all loss, liability, damage and expense, including attorneys' fees, suffered or incurred by Landlord, and its successors and assigns, in connection with, but not limited to (i) the Environmental Laws, including without limitation the assertion of any lien thereunder, and (ii) any spill effecting the premises whether or not the originates or emanates from the premises or, to the extent Tenant is liable, from any such contiguous real estate, including without limitation any loss of value of the property as a result of each such spill.

      5. In the event of any spill affecting the premises or property, to the extent the Tenant is liable, and/or if Tenant shall fail to comply with any of the requirements of the Environmental Laws, Landlord may, at its election, but without the obligation to do so, give such notices and/or cause such work to be performed at the premises or property and/or take any and all other actions as Landlord shall deem necessary or advisable


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in order to remedy said spill or cure said failure of compliance, and Tenant shall pay Landlord for any and all amounts paid as the result thereof within thirty (30) days after receiving written notice thereof, and if all such amounts are not paid within thirty (30) days, then Tenant shall also pay Landlord interest at the highest rate permitted by law until all such amounts are paid.

      6. The provisions of this article shall survive the termination of this Lease.

      Article VIII. Destruction of Premises.

      In the event of damage to the premises by fire or other casualty which does not render the premises substantially unusable for the conduct of Tenant's normal business, Landlord shall utilize its best efforts to repair such damage with reasonable dispatch (in no event later than forty-five (45) days from the date of damage) and the payment by Tenant of rent or other payments required to be paid by tenant by the terms of this Lease shall be pro-rated in accordance with the extent of the damage caused by such fire and other casualty and the consequent restriction on Tenant's occupancy and normal business.

      In the event of damage to the premises by fire or other casualty which renders the premises substantially unusable for the conduct of Tenant's normal business and beyond reasonable repair, Landlord may, by written notice sent to Tenant within thirty (30) days after the date of such damage, elect to forego restoration and/or repair of the damage to the premises, at which


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time Tenant's obligations under the terms of this Lease shall cease effective on the date of the fire or other casualty. In the event Landlord does not elect to forego restoration and/or repair of the damage to the premises, Landlord, will then promptly commence efforts to complete restoration and/or repair of the damage to the premises at the earliest opportunity. In the event that restoration and/or repair of the damage to the premises is not commenced within seventy five (75) days after the date of such damage, or Landlord does not utilize reasonable efforts to complete the restoration and repair of such damage, Tenant may, by written notice sent to Landlord, elect to terminate this Lease, in which event all obligations of Tenant under this Lease shall terminate effective on the date of the damage. In no event shall Tenant be required to pay rent or any other payment required of it under the terms of this Lease during the period the premises are substantially unusable for the conduct of Tenant's normal business.

      Any dispute between the parties as to whether damage to the premises by fire or other casualty renders the premises substantially unusable and beyond reasonable repair for the conduct of Tenant's normal business shall be rendered by a Board of Arbitrators, in accordance with the terms set forth below.

      Article IX. Limitation of Landlord's Liability.

      1. The Landlord shall not be liable for any damage or injury to the demised premises, or to any property of the Tenant or any other person or corporation therein, from water, rain,


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snow, ice, sewage, steam, gas or electricity which may leak into or issue or flow from any part of the building of which the premises hereby demised are a part, or from the bursting, breaking, obstruction, leaking or any defect of any of the pipes or plumbing, appliances or from electric wiring or other fixtures in said building, or from the condition of said premises or building or any part thereof, including said boiler and furnace, or from the street or subsurface, unless occasioned by Landlord's negligence or failure to perform any obligation hereunder.

      2. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing or through acts of God.

      Article X. Fixtures

      All permanent partitions, additions or improvements to the structure of the demised premises which shall be made or placed in or upon the demised premises by the Tenant (except movable furniture or movable trade fixtures, put in at the expense of the Tenant), shall be the property of the Landlord and shall remain upon and be surrendered with the premises as a part thereof at the termination of this Lease, without disturbance, molestation


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or injury, and free from cost or expense to the Landlord and free of liens. The
Tenant shall have latitude to remove any shelving, rugs, or other fixtures, at the end of its occupancy, conditioned upon the Tenant restoring the portion of the premises affected by such removal to its original condition at the inception of its occupancy, reasonable wear and tear expected.

      Article XI. Landlord's Right of Entry

      1. The Landlord, or his agents, shall have the right to enter into or upon said premises, or any part thereof at all times for the purpose of examining the same and for the purpose of making repairs necessary for the safety or preservation thereof, or of the building of which the demised premises are a part. The Tenant shall not be entitled to any damages or any abatement in the rent on account of the making of any repairs or alterations to the building or any part thereof, except as hereinbefore provided, nor shall the Tenant be relieved from liability under the terms of this Lease in consequence thereof, except as hereinbefore provided. In the event of fire, the provisions relating to the subject matter of fire shall control, as it relates to this paragraph.

      2. The Tenant shall permit the Landlord, or his agents, to enter the demised premises at any reasonable time to show the premises to persons wishing to rent or purchase same after Tenant's default as set forth in Article XVI hereof or during the last six months of the initial term of any renewal term hereof.


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      3. The Landlord shall give the Tenant reasonable notice of the need to enter the premises, except in emergency situations, and the Tenant's permission to enter shall not be unreasonably withheld.

      Article XII. Insurance

      1. The Tenant shall carry public liability insurance covering the demised premises and the appurtenances thereof, in an amount of not less than $1,000,000 combined single limit liability covering both bodily injury and property damage with an insurance company, or companies, authorized to do business in the State of Connecticut, covering the interest of the Landlord, his agents and the Tenant. A certificate of Evidence of Insurance showing said coverage to be in effect during the entire term of this Lease shall be furnished to the Landlord by said insurance company and the Tenant. Said insurance policies and said certificate of Evidence of Insurance shall contain a provision requiring the insurance carrier to give to the Landlord at least ten (10) days' notice before any cancellation or revision of such insurance policy shall become effective and binding on the Landlord.

      2. Landlord and Tenant hereby release the other from any and all responsibility or liability to the other or anyone claiming through or under them by way of subordination or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty was caused by or


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resulting from the act or omission of the other party, or anyone for whom such other party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

      3. Landlord and Tenant each agrees that it will request its insurance carriers to include in its policies such a clause or endorsement.

      Article XIII. Indemnity.

      Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant's use of the premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the premises or elsewhere and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part be performed under the terms of this Lease, or arising from any negligence of the Tenant, or any of the Tenant's agents, contractors, or employees and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in the event any action or proceeding is brought against Landlord by reason of any such


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claim, Tenant, upon notice from Landlord shall defend the same at the Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the premises arising from any cause and Tenant hereby waives all claims in respect thereof against Landlord. This Indemnity provision shall include but not be limited to any claims made by any succeeding tenant based upon delay by the Tenant in vacating the premises upon the termination of this Lease. This Indemnity provision, shall be interpreted in the broadest and most liberal sense and shall survive the termination of this Lease.

      Article XIV. Surrender of Premises

      The Tenant covenants and agrees that it will, on the last day of the term, or any renewal term, or the sooner termination hereof, quietly and peaceable quiet, surrender and yield up the premises hereby demised, together with all improvements, alterations and additions made therein and thereon; in good order and repair, ordinary wear and tear and responsibilities of Landlord excepted, into the possession of the Landlord without delay.

      Article XV. Compliance with Laws, Ordinances, Etc.

      In respect to the operation of its business on the demised premises, the Tenant covenants to comply with, and conform to, all of the laws of the United States, and the State of Connecticut, and the By-Laws, rules and regulations of the Town


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of East Haven, or any subdivision or department of any of them relating to health, nuisance, fire and sidewalks so far as the premises hereby leased are or may be concerned, and to save the Landlord from all fines, penalties or costs for violation or non-compliance with the same.

      Article XVI. Tenant's Default

      1. It is expressly agreed that if default shall be made in the payment of rent or any part thereof, or additional rents enumerated in this Lease at the time due, or if any material default of the Tenant hereunder in the performance or commencement of performance of any other covenant or condition hereto to be performed by the Tenant, shall continue for ten (10) days after written notice thereof from the Landlord, the Landlord may terminate the Lease and re-enter the said premises, by Summary Process or otherwise and the same have again, repossess and enjoy as of Landlord's former estate and interest, or without such re-entry, may recover possession thereof in the manner prescribed by the Statute relating to Summary Process it being understood that no demand for the rent and no re-entry for condition broken as at common law, shall be necessary to enable the Landlord to recover such possession, pursuant to the Statute relating to Summary Process, but that all right to enter such demised premises or any such reentry , is hereby expressly waived by the Tenant.

      2. Upon recovering possession of the promises, Landlord shall attempt to relet the premises and receive the rent


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therefrom, but the Tenant shall continue to remain liable for the equivalent of the amount of all rent reserved herein, less the avails of re-letting, if any.

      3. If the demised premises, or any part thereof at any time is vacated or abandoned, or if a Receiver shall be appointed by a Court of competent jurisdiction to take possession of the property of the Tenant, or if a petition under the Bankruptcy Act shall be filed against the Tenant and be not dismissed within sixty (60) days after the filing thereof, or if the Tenant shall be adjudicated bankrupt or insolvent, or if the Tenant shall make an assignment for the benefit of creditors or take advantage of any act or law of bankruptcy or any acts, Federal or State, dealing with or relating to bankruptcy or insolvency, or under which the Tenant may effect a compromise, composition, extension, or reorganization of its debts or affairs, or if there is any change in the stock ownership of the Lessee, or if this Lease or any right, title or interest therein of the Tenant or the possession of the demised premises shall pass to any other than the person consented to in writing by the Landlord, in each and every case, the Landlord shall have the right to terminate this Lease by written notice (which shall not be less than fifteen (15) days after the mailing thereof) by certified mail, addressed to the Tenant at the demised premises, and this Lease and the term and estate hereby granted shall expire as if that date were the date herein fixed as the expiration of the terms of this Lease, and the Tenant shall thereafter be deemed to be holding over in possession of the premises without the permission of the

Landlord and thereupon the Landlord shall have all rights, remedies, powers and privileges granted to the Landlord under this Lease.

      Article XVII. Subordination

      Tenant agrees that upon the request of Landlord, in writing, it shall subordinate this Lease and the lien thereof to the lien of any present or future bona fide mortgage or mortgages upon the demised premises or any property of which the demised premises are a part, irrespective of the time of execution or time of recording of any such mortgage or mortgages. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or desirable to give effect to or notice of such subordination. The word "mortgage" as used herein includes mortgages, deeds of trust, or other similar instruments and modifications, consolidations, extension, renewals, replacements, and substitutes thereof with banks, insurance companies and/or others and includes the mortgage now existing on said premises, if any. Tenant, upon request of the Landlord, or any holder of a mortgage against the fee, shall, from time to time, deliver to cause to be delivered to Landlord, or such mortgagee, within ten (10) days from the demand date, without charge, certifying, if true that this Lease is valid and existing and in full force and effect, and that Landlord is not in default under any of the terms of this Lease.

      Article XVIII. Quiet Enjoyment

      The Landlord for itself and its successors and assigns in interest, agrees that so long as the Tenant fully complies with all the terms, covenants, and conditions herein contained on the Tenant's part to be kept and performed, the Tenant shall and may peaceably and quietly have, hold and enjoy the said demised premises for the term aforesaid, subject, however, to the terms of this Lease and to the mortgages herein mentioned and provided for.

      Article XIX. Waiver

      The consent of the Landlord, in any instance, to any variation of the terms of this Lease, or of the receipt of rent with knowledge of any breach, shall not be deemed to be a waiver as to any breach of any covenant or condition herein contained, nor shall any waiver be claimed as to any provision of this Lease, unless the same be in writing, signed by the Landlord, or his authorized agents, and then only to the extent specifically provided by such consent or waiver, it being expressly agreed and understood that a waiver or consent as to any breach of any covenant shall not affect the validity of any covenant, and shall not be a consent to or waiver of any prior or subsequent breach of any covenant except as to the specific occasion set forth in such consent or waiver.

      Failure of Landlord to insist upon the strict performance of any provision of this Lease, or to exercise any option or any rules and regulations herein contained shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      Article XX. Liens & Encumbrances

      Tenant will not permit any mechanic's lien or liens to be placed upon said premises or any building or improvement thereon during the term hereof, and in case of the filing of any such lien, Tenant will promptly pay same. If default in payment thereof shall continue for thirty (30) days after written notice, thereof from Landlord to Tenant, the Landlord shall have the right and privilege at Landlord's option of paying the same or any portion thereof without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be so much additional indebtedness hereunder due from the Tenant to Landlord, and shall be repaid to Landlord immediately on rendition of the bill therefor.

      Article XXI. Condemnation

      If the property or any part thereof wherein the demised premises are located shall be taken by public or quasi-public authority under any power of eminent domain or condemnation this Lease, at the option of the Landlord shall forthwith terminate and the Tenant shall have no claim or interest in or to any award of damages for such taking.

      Article XXII. Arbitration

      1. Any dispute arising under this Lease shall be settled by arbitration. Where the terms of this lease require reference of a matter to a Board of Arbitrators, the composition, selection and operating rules of the Board shall be as follows:

      The Board of Arbitrators shall be made up of three arbitrators, and each party to this Lease shall choose one arbitrator within ten (10) days of a written request by either party to the other for the convening of such Board, and the two arbitrators so chosen shall, within ten (10) days thereafter, choose the third arbitrator. The arbitration shall be carried out in accordance with the rules of the American Arbitration Association, Hartford Branch, with a hearing scheduled in New Haven, Connecticut, except insofar as such rules may be modified by agreement of the parties. The decision of the majority of the Board of Arbitration shall be binding upon the parties hereto.

      2. Without hereby limiting the effect or applicability of any specific provision of this Lease of like or similar import, whenever under any provision of this Lease expressly providing or requiring that a consent or approval shall be not be unreasonably withheld, or that an act, forbearance, quantity, amount, sum of money, value, time limit or any other matter or thing shall be reasonable (or shall not be unreasonable) a dispute or disagreement shall arise between Landlord and Tenant as to whether or not the withholding of the consent or approval in question is unreasonable or as to whether or not the act, forbearance, quantity, amount, sum of money, value, time limit or other matter or thing in question is reasonable (or not unreasonable) such dispute or disagreement shall be settled by arbitration as provided in this Article.

      Article XXIII. Parking

      The Tenant shall be entitled to a total of thirty (30) parking spaces. It is anticipated, however, by the parties that the Tenant will have more than ample parking availability due to the number of spaces located at the demised premises.

      Article XXIV. Benefit

      It is further covenant and agreed that the covenants, conditions, and agreements contained in this Lease are binding, and shall inure to the benefit of the Landlord and Tenant and the successors and assigns, and representatives of the Landlord and Tenant.

      Article XXV. Notices

      Any notice, request, demand, approval, consent or other communication which lessor or lessee may be required or permitted to give to the other party, shall be in writing and shall be mailed to the other party at the address specified below by certified mail, return receipt requested or to such other address as either party shall have designated by notice to the other, and the time of the rendition of such shall be when same is deposited in an official United States Post Office, postage prepaid:

For Landlord:     Roger Levine, General Manager, R.P. Realty Company, P.O. Box
                  120323, East Haven, CT 06512

For Tenant:       Steven Wolfson, President, MicroPatent, LLC, 250 Dodge Avenue,
                  East Haven, Connecticut 06512.

Article XXVI. Miscellaneous

      1. No remedy or election given by any provision in this Lease shall be deemed exclusive but each shall, wherever possible, be cumulative with the others and with all other remedies at law or in equity. Each provision of this Lease shall be deemed both a covenant and a condition and shall run with the land.

      2. In the event the Landlord shall be required to enforce any of the provisions of this Lease and the Landlord prevails, the Tenant shall pay all costs and expenses, including reasonable attorneys' fees, incurred by the Landlord.

      3. No rights are to be conferred upon the Tenant until this Lease has been signed by the Landlord, and an executed copy of this Lease has been delivered to the Tenant.

      4. The Landlord and Tenant Agree that this Lease Agreement shall not be recorded in the Land Records. However, either party, at its option, may record a Notice of Lease pursuant to

Section 47-19 of the Connecticut General Statutes and each party hereby agrees to execute the same upon the request of the other.

      5. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease.

      6. It is the intention of the parties hereto that the estate acquired hereunder by the Tenant shall not merge with or into any other estate, whether lesser or greater, in the demised premises now held or hereafter acquired by tenant or by any disclosed or undisclosed principal of Tenant.

      7. This Lease shall be construed and enforced in accordance with the laws of the State of Connecticut.

      8. Any holding over after the expiration of this term or any renewal term shall be construed to be a tenancy at will at the rents herein specified (on a monthly basis) and shall otherwise be on the terms herein specified so far as applicable.

      9. If there should be more than one Landlord or Tenant, the covenants of the Landlord or of the Tenant shall be joint and several obligations of each of them, and if the Landlord or Tenant are partners, the covenants of the Landlord or the Tenant shall be the joint and several obligation of each of the partners and the obligation of the partnership. In construing this indenture, feminine or neuter pronouns shall be substituted for those of masculine form and vice versa, and the plural for singular, and the singular for plural in any place in which the context may require.

      Article XXVII. Real Estate Commission.

      Landlord and Tenant represent that there is no real estate agent entitled to a commission in the procuring of this Lease and each party agrees to indemnify and hold the other harmless in the event that any claim for a commission is claimed by any party of the other.

      Article XXVIII. Integration Clause

      1. This Lease and the exhibits, riders and/or addenda, if any attached, set forth the entire agreement between the parties. Any prior conversations or writing are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. If any provision contained in a rider or addendum is inconsistent with any provision of this Lease, the provision contained in said rider or addendum shall supersede said other provision, unless otherwise provided in said rider or addendum. It is herewith agreed that this Lease contains no restrictive covenants in favor of Tenant.

      2. Any prior written and/or oral Lease of the premises described herein between the parties hereto is hereby revoked and shall be void and of no effect beginning on the effective date of this Lease.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, and said corporation has caused this Lease to be executed and its corporate seal hereto affixed by its corporate officer duly authorized, as of the date and year written below.

Signed, sealed and delivered              LANDLORD:
      in the presence of:                 R.P. REALTY COMPANY


/s/ Robyn K. Knapp                        By /s/ Roger Levine
----------------------------                 -----------------------------------
Robyn K. Knapp                            Roger Levine
----------------------------              Its General Manager
                                          Duly Authorized


/s/ L. Theresa Yarkosky                   TENANT:
----------------------------              MICROPATENT LLC


/s/ C.A. Matthew
----------------------------


                                          By /s/ Steven Wolfson
                                             -----------------------------------
                                          Steven Wolfson
                                          Its President
                                          Duly Authorized

STATE OF CONNECTICUT    )
                        )     ss: Woodbridge    March 17, 1998
COUNTY OF NEW HAVEN     )

Personally appeared Roger Levine, General Manager of R.P. Realty Company, signer and sealer of the foregoing Lease, and acknowledged the same to be his free act and deed and as such General Manager and the free act and deed of R.P. Realty Company, before me.


                                          /s/ Howard E. Kantrovitz
                                          -----------------------------------
                                          Howard E. Kantrovitz
                                          Commissioner of Superior Court

STATE OF CONNECTICUT    )
                        )     ss: East Haven    March 17, 1998
COUNTY OF NEW HAVEN     )

Personally appeared Steven Wolfson, President of MicroPatent LLC a Delaware Limited Liability Company, signer and sealer of the foregoing Lease, and acknowledged the same to be his free act and deed as such President and the free act and deed of MicroPatent LLC, before me.


                                          /s/ L. Theresa Yarkosky
                                          -----------------------------------
                                          L. Theresa Yarkosky
                                          Notary Public
                                          My Commission Expires:  3/31/98


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